Exhibit 14

             REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM'S CONSENT


The Board of Trustees of JNL Series Trust

We consent to the use of our reports dated February 15, 2005 incorporated herein by reference and to the reference to our firm under the headings "Financial Highlights" in Part A and "General Information" and "Financial Statements" in Part B of the SEC N-14 Registration Statement.



/s/ KPMG LLP

Chicago, Illinois
March 11, 2005